EXHIBIT 5.1
_________________________

April 21, 1997


The Board of Directors
Media Entertainment, Inc.
8478 Quarters Lake Road
Baton Rouge, Louisiana 70809

Gentlemen:

     We have acted as counsel to Media Entertainment, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement covers 360,000 shares of the $.0001 par value Common Stock (the "Common Stock") of the Company.

     As counsel for the Company, we have examined the originals or copies certified, or otherwise authenticated to our satisfaction, of the corporate records of the Company and such other documents or certificates of public officials as we have deemed necessary for the opinions expressed herein.

     In rendering the opinions set forth herein, we have assumed (i) the legal capacity of all natural persons, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as copies.

     Based upon our examination of such documents, materials, certificates and information as we have deemed appropriate or relevant for the purpose of delivering this opinion, but subject to the qualifications set forth herein, we are of the following opinion:

     1.   The Company is duly incorporated and validly existing and in good
standing under the    laws of the State of Nevada.

     2. The 360,000 shares of the Common Stock owned by Entertainment Corporation of America, a Delaware corporation, are validly issued and were duly authorized for issuance by the Board of Directors of the Company at a valid meeting thereof, after due consideration by the Board of the facts and circumstances surrounding such issuance, legally issued in accordance with the laws of the State of Nevada, and an appropriate stock certificate representing such shares of Common Stock has been issued. Also, such 360,000 shares of Common Stock are fully paid and non-assessable.

   The foregoing is based solely on the facts stated herein. No opinion contained herein shall be construed to infer an opinion relating to any other
situation, unless such opinion is stated expressly   herein.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus forming part of the Registration Statement.

                              Sincerely,

                              /s/
                              NEWLAN & NEWLAN